Exhibit 99.1

Prelude Therapeutics Reports Second Quarter 2025 Financial Results and Provides Corporate Update

PRT7732, once daily oral SMARCA2 degrader, currently enrolling at the seventh dosing cohort (125 mg); Company to provide an update with preliminary clinical data, including PK/PD, safety and initial clinical activity by year end 2025

Phase 1 study of PRT3789, a once weekly IV SMARCA2 degrader, has been completed; Company to provide final data by year end 2025

Prelude is advancing a development candidate for its oral KAT6A degrader program and remains on track to file an IND in the first half of 2026

Current cash runway into the second quarter of 2026 with $77.3 million in cash, cash equivalents, restricted cash and marketable securities as of June 30, 2025

WILMINGTON, Del., Aug. 14, 2025 (GLOBE NEWSWIRE) – Prelude Therapeutics Incorporated (Nasdaq: PRLD), a clinical-stage precision oncology company, today reported its financial results for second quarter ended June 30, 2025, and provided an update on its clinical development pipeline and other corporate developments.

“From the discovery of first-in-class highly selective SMARCA2 degraders through Phase 1 studies in biomarker selected population of patients, Prelude demonstrated exemplary execution of our SMARCA2 program to deliver a potentially novel treatment option for patients with aggressive cancers harboring SMARCA4 deletion,” stated Kris Vaddi, Ph.D., Chief Executive Officer of Prelude. “This past quarter, we completed our Phase 1 dose escalation of PRT3789 (IV), both as monotherapy and in combination with docetaxel. With the knowledge and experience gained through PRT3789 clinical development, we were able to expeditiously advance our oral program, PRT7732, which began in the fourth quarter of 2024. I am pleased with the progress made to date with PRT7732, which is currently enrolling our seventh dose cohort of 125 mg.”

Vaddi continued, “We’ve decided to pause further development of PRT3789, and focus solely on PRT7732 as our go-forward strategy for our SMARCA2 Program. While PRT3789 demonstrated initial proof of concept for the mechanism, a number of considerations – including the potential need for higher target coverage throughout the dosing interval, and capital needs to continue to advance both agents – contributed to this decision. The clinical profile observed to date with PRT7732 including oral once daily dosing, safety and tolerability, oral exposures, and >90%

Exhibit 99.1

target degradation positions us well to explore the potential for this mechanism in SMARCA4 deleted cancers and determine the path forward for continued development by year end.”

Continued Vaddi, “We’ve made significant progress across our core research and development organization, while employing disciplined capital management through resource allocation and headcount management throughout the Company. Notably, we’ve continued to advance our KAT6A degrader program, on track for IND filing in the first half of 2026, presented preclinical data on mCALR-targeted ADCs and continued progress with our partner AbCellera related to precision ADCs.”

Clinical Program Updates and Upcoming Milestones

SMARCA2 Degrader Development Program

PRT3789 – A first-in-class, highly selective, intravenous SMARCA2 degrader

PRT3789 is designed to treat patients with a SMARCA4 mutation. Patients with SMARCA4-mutated cancer, a particularly aggressive form of the disease, have a very poor clinical prognosis. Approximately 10% of all non-small cell lung cancers and 5% of all cancers broadly, harbor a SMARCA4 mutation. In NSCLC, these patients tend to have poor response to standard of care chemoimmunotherapy and are largely ineligible for other targeted therapies. We believe that this represents an area of high unmet medical need.

PRT3789 has completed Phase 1 clinical development in patients with biomarker selected SMARCA4-mutated cancers. The Company anticipates providing updated data from the Phase 1 study by year-end 2025. Based on the totality of the data and available resources, the Company would only advance the program in the context of a partnership and will be focusing internal resources solely on PRT7732.

PRT7732 – A potent, highly selective and orally bioavailable SMARCA2 degrader

PRT7732 is a highly selective and orally bioavailable SMARCA2 degrader with a distinct chemical composition to PRT3789. In the fourth quarter of 2024, the Company initiated and enrolled the first patients in a phase 1 multi-dose escalation trial of PRT7732 (NCT06560645) in biomarker selected SMARCA4 mutated cancers. Enrollment continues to advance rapidly, and the Company is currently enrolling patients in the seventh dose escalation cohort (125 mg once daily). The Company expects to provide an initial first-in-human data update including PK/PD, safety and an initial look at clinical activity at biologically relevant doses by year end 2025.

Highly selective KAT6A oral degrader program

KAT6 is an emerging and recently validated target in the treatment of ER+ breast cancer and other malignancies. Prelude discovered and is developing the industry’s first – based on currently published patents and literature – highly potent, selective and orally bioavailable KAT6A selective degraders. The Company is now advancing a development candidate and remains on track to file an IND in the first half of 2026. Prelude believes that selectively degrading KAT6A has the potential for improved efficacy, tolerability and combinability with other agents relative to non-selective inhibitors of KAT6A/B. The Company recently presented preclinical data validating this hypothesis at the AACR Annual Meeting 2025. The presentation can be found at Publications - Prelude Therapeutics.

Exhibit 99.1

Precision ADCs with SMARCA2/4 dual degrader payload

Prelude is developing potent SMARCA2/4 dual degraders that robustly inhibit cancer cell growth and induce cell death across multiple cancer types as payloads for precision ADCs. The Company presented the first preclinical data from its precision ADC platform at the 36th EORTC-NCI-AACR Symposium in October. These data demonstrated that SMARCA2/4 degrader antibody conjugates have potential for significantly better in vivo efficacy and tolerability when compared to traditional cytotoxic ADCs when tested head-to-head in xenograft models. The presentation can be found at Publications - Prelude Therapeutics.

Mutated Calreticulin (mCALR)

Mutant CALR is a neoantigen presented on the cell surface of malignant myeloid cells but not normal cells and is found in approximately 25-35% of patients with myelofibrosis (MF) and essential thrombocythemia (ET). Recently, a mCALR-targeted monoclonal antibody demonstrated robust clinical activity in high-risk ET patients. Prelude is seeking to further optimize this modality by developing mCALR-targeted precision ADCs using the Company’s proprietary degrader payloads. The Company presented the first preclinical data from this discovery effort at the European Hematology Association 2025 Congress in June. The presentation can be found at Publications - Prelude Therapeutics.

Second Quarter 2025 Financial Results

Cash, Cash Equivalents, Restricted Cash and Marketable Securities:

Cash, cash equivalents, restricted cash and marketable securities as of June 30, 2025 were $77.3 million. The Company anticipates that its existing cash, cash equivalents, restricted cash and marketable securities will fund Prelude’s operations into the second quarter of 2026.

Research and Development (R&D) Expenses:

For the second quarter of 2025, R&D expense decreased to $25.8 million from $29.5 million for the prior year period. Included in the R&D expense for the three months ended June 30, 2025 was $2.2 million of non-cash expense related to stock-based compensation, including employee stock options, compared to $3.4 million for the three months ended June 30, 2024. Research and development expenses decreased primarily due to a decrease in expense related to our SMARCA2 clinical trials. Research and development expenses may fluctuate from period to period depending upon the stage of certain projects and the level of preclinical and clinical trial-related activities.

General and Administrative (G&A) Expenses:

For the second quarter of 2025, G&A expenses decreased to $6.4 million from $7.7 million for the prior year period. Included in general and administrative expenses for the three months ended June 30, 2025, was $1.6 million of non-cash expense related to stock-based compensation, including employee stock options, compared to $2.7 million for the three months ended June 30, 2024. The decrease in general and administrative expenses was primarily due to a decrease in stock-based compensation due to lower valuation on more recent grants due to the decrease in our stock price.

Net Loss:

Exhibit 99.1

For the three months ended June 30, 2025, net loss was $31.2 million, or $0.41 per share compared to $34.7 million, or $0.46 per share, for the prior year period. Included in the net loss for the three months ended June 30, 2025, was $3.8 million of non-cash expenses related to the impact of expensing share-based payments, including employee stock options, as compared to $6.1 million for the same period in 2024.

About Prelude Therapeutics

Prelude Therapeutics is a leading precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Our pipeline is comprised of several novel drug candidates including first-in-class, highly selective SMARCA2 and KAT6A degraders, and ongoing research into other precision oncology targets. We are also leveraging our expertise in targeted protein degradation to discover, develop and commercialize next generation degrader antibody conjugates (Precision ADCs) with partners. We are on a mission to extend the promise of precision medicine to every cancer patient in need. Our corporate presentation can be found at Events & Presentations - Prelude Therapeutics. For more information, visit preludetx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities for Prelude’s product candidates, the potential safety, efficacy, benefits and addressable market for Prelude’s product candidates, the expected timeline for clinical trial results for Prelude’s product candidates, and the sufficiency of Prelude’s cash runway into the second quarter of 2026. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude's ability to fund development activities and achieve development goals, Prelude's ability to protect intellectual property, and other risks and uncertainties described under the heading "Risk Factors" in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update

Exhibit 99.1

any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Exhibit 99.1

PRELUDE THERAPEUTICS INCORPORATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended June 30,
(in thousands, except share and per share data)	2025	2024
Operating expenses
Research and development	25,784	29,509
General and administrative	6,410	7,655
Total operating expenses	32,194	37,164
Loss from operations	(32,194)	(37,164)
Other income, net	963	2,424
Net loss	$(31,231)	$(34,740)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.41)	$(0.46)
Weighted average common shares outstanding, basic and diluted	75,993,941	75,762,152
Comprehensive loss:
Net loss	$(31,231)	$(34,740)
Unrealized loss on marketable securities, net of tax	(13)	(55)
Comprehensive loss	$(31,244)	$(34,795)

Exhibit 99.1

PRELUDE THERAPEUTICS INCORPORATED

BALANCE SHEETS

(in thousands, except share data)	June 30, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$25,752	$12,474
Marketable securities	47,464	121,140
Prepaid expenses and other current assets	3,660	2,281
Total current assets	76,876	135,895
Restricted cash	4,044	4,044
Property and equipment, net	5,956	6,767
Operating lease right-of-use asset	27,932	28,699
Other assets	110	110
Total assets	$114,918	$175,515
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,962	$7,732
Accrued expenses and other current liabilities	13,235	15,209
Operating lease liability	2,711	2,492
Finance lease liability	—	208
Total current liabilities	20,908	25,641
Other liabilities	2,966	3,090
Operating lease liability	15,206	15,325
Total liabilities	39,080	44,056
Commitments
Stockholders’ equity:
Voting common stock, $0.0001 par value: 487,149,741 shares authorized; 43,744,066 and 42,298,859 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	4	4
Non-voting common stock, $0.0001 par value: 112,850,259 and 12,850,259 shares authorized at June 30, 2025 and December 31, 2024, respectively; 12,850,259 shares issued and outstanding at both June 30, 2025 and December 31, 2024	1	1
Additional paid-in capital	722,713	714,982
Accumulated other comprehensive (loss) income	(1)	35
Accumulated deficit	(646,879)	(583,563)
Total stockholders’ equity	75,838	131,459
Total liabilities and stockholders’ equity	$114,918	$175,515

Investor Contact:
Robert A. Doody, Jr.
Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com